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                                                                     Exhibit 15

September 8, 2000

Bradlees, Inc.
One Bradlees Circle
Braintree, Massachusetts 02184

We have made a review, in accordance with the standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Bradlees, Inc. and subsidiaries, for the 13 and 26-week periods ended July 29, 2000 and July 31, 1999 as indicated in our report dated August 16, 2000. Because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended July 29, 2000, is incorporated by reference in Registration Statement Nos. 333-38806 and 333-77555.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

                                              /s/ARTHUR ANDERSEN LLP


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